Exhibit 99.1
Investors & Reporters May Contact:
Karen Reid
VP & Treasurer
(770) 418-8211
ir@asburyauto.com

Asbury Automotive Group Announces
Record Financial Results for Fourth Quarter and Full Year 2021
and Increase in Share Repurchase Authorization

•Fourth quarter EPS of $6.44 per diluted share, up 40% over prior year EPS
•Fourth quarter adjusted EPS of $7.46 per diluted share (a non-GAAP measure), up 68% over prior year adjusted EPS
•Fourth quarter revenue increased 19% and gross profit increased 46% over prior year quarter; operating margin of 8.9%
•Fourth quarter SG&A as a percentage of gross profit decreased 690 bps over prior year to 54.5%, while adjusted SG&A decreased 710 bps to 54.3%
•Full year revenue increased 38% and gross profit increased 55% over prior year and adjusted EBITDA (a non-GAAP measure) increased 94% to $828 million
•Increase in the Company’s share repurchase authorization by $100 million, to $200 million

DULUTH, GA, February 15, 2022 – Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., reported record net income for the fourth quarter 2021 of $141 million ($6.44 per diluted share). This result compares to net income of $89 million ($4.59 per diluted share) in the prior year quarter.
“In the fourth quarter, we closed on the transformative acquisitions of:
•Larry H. Miller Dealerships and Total Care Auto, Powered by Landcar (“TCA”, collectively, “LHM Acquisition”), in seven Western states,
•Stevinson Automotive Group in Colorado,
•Arapahoe Hyundai-Genesis in the Denver market and
•Kahlo CDJR in the Indianapolis market.
“We established a coast-to-coast presence and built scale in several strategic high-growth markets through these acquisitions. More importantly, all of these dealerships share Asbury's vision of being the most guest-centric auto retailer in the country. While we acquired approximately $6.6 billion in annualized revenue, we still ended the year with a strong balance sheet with an adjusted net leverage ratio of 2.7x,” said David Hult, Asbury’s President and Chief Executive Officer. “We’ll be working together with our new team members to integrate these acquisitions over the next few quarters.
“Though a supply/demand imbalance remains ongoing with vehicle sales, our incredible team members outperformed once again, achieving record fourth quarter levels in revenue, operating margins, SG&A as a percentage of gross profit, net income and EPS. As we continue to excel on our same store results and we’re pleased with the progress of Clicklane, we will update our strategic five-year plan after we close the first quarter of 2022.”
The financial measures discussed below include both GAAP and adjusted (non-GAAP) financial measures. Please see reconciliations for non-GAAP metrics included in the accompanying financial tables.
The Company reported adjusted net income (a non-GAAP measure) for the fourth quarter 2021 of $163 million ($7.46 per diluted share) compared to $86 million ($4.44 per diluted share) in the prior year quarter.
Net income for the fourth quarter 2021 was adjusted for acquisition expenses and acquisition financing expenses of $28.9 million ($1.02 per diluted share).
Net income for the fourth quarter 2020 was adjusted for a $3.9 million ($0.15 per diluted share) gain from a divestiture.
Fourth Quarter 2021 Operational Summary
Total company vs. 4th Quarter 2020:
•Revenue of $2.7 billion, an increase of 19%
•Gross profit increased 46%
•Gross margin increased 370 bps to 20.4%
•New vehicle unit volume decreased 8%; new vehicle revenue increased 5%; gross profit increased 99%
•Used vehicle retail unit volume increased 27%; used vehicle retail revenue increased 53%; gross profit increased 84%
•Finance and insurance revenue increased 25%
•Parts and service revenue increased 27%; gross profit increased 20%
•Adjusted SG&A as a percentage of gross profit fell to 54.3%, a decrease of 710 bps
•Operating income increased 76%; adjusted operating income increased 77%
•Operating margin increased 290 bps to 8.9%; adjusted operating margin also increased 290 bps to 8.9%
•Adjusted EPS increased 68% to $7.46
Same store (dealership only) vs. 4th Quarter 2020:
•Revenue increased 5%
•Gross profit increased 29%
•Gross margin increased 380 bps to 20.5%
•New vehicle unit volume decreased 21%; new vehicle revenue decreased 9%; gross profit increased 74%
•Used vehicle retail unit volume increased 15%; used vehicle retail revenue increased 40%; gross profit increased 64%
•Finance and insurance revenue increased 6%; gross profit per unit increased 12%
•Parts and service revenue increased 13%; gross profit increased 8%; customer pay gross profit increased 17%
Full Year 2021 Results
For the full year 2021, the Company reported record net income of $532 million ($26.49 per diluted share) compared to $254 million ($13.18 per diluted share) in the prior year, a 101% increase in EPS. Adjusted net income (a non-GAAP measure) for 2021 was $549 million ($27.29 per diluted share) compared to $249 million ($12.90 per diluted share) in the prior year, a 112% increase in adjusted EPS.

Total revenue for the full year 2021 was $9.8 billion, up 38% from the prior year; total revenue on a same-store basis was up 20% from the prior year. Total Adjusted EBITDA for the full year 2021 was a record $828 million, up 94% from the prior year.
Liquidity and Leverage
As of December 31, 2021, the company had approximately $437 million of liquidity, including cash of $63 million (which excludes $127 million of cash at TCA), floorplan offset accounts of $84 million and availability under the used vehicle floorplan line and revolver of $291 million. The company’s adjusted net leverage ratio was 2.7x at quarter end.
Financing
During the fourth quarter, to finance the Company’s acquisitions and the related growth of the business, the Company upsized its credit facility, entered into a mortgage facility and completed debt and equity offerings. If the financings had closed simultaneously with the LHM Acquisition, our adjusted EPS for the fourth quarter would have been positively impacted by $0.87 as a result of lower interest expense and fewer outstanding shares.
Share Repurchase Authorization Increase
The Company announced that its Board of Directors increased the Company's common stock share repurchase authorization by $100.0 million, to $200.0 million. The shares may be purchased from time to time in the open market, in privately negotiated transactions or in other manners as permitted by federal securities laws and other legal and contractual requirements. The extent to which the Company repurchases its shares, the number of shares and the timing of any repurchase will depend on such factors as Asbury’s stock price, general economic and market conditions, the potential impact on its capital structure, the expected return on competing uses of capital such as strategic dealership acquisitions and capital investments and other considerations.
Earnings Call
Additional commentary regarding the third quarter results will be provided during the earnings conference call on Tuesday, February 15, 2022, at 10:00 a.m. ET.
The conference call will be simulcast live on the internet and can be accessed by logging onto www.asburyauto.com/company/investor-relations. A replay will be available on this site for 30 days.
In addition, live audio of the call will be accessible to the public by calling (888) 220-8474 (domestic) or (646) 828-8193 (international); confirmation code – 3116958. Callers should dial in approximately 5 to 10 minutes before the call begins.
A conference call replay will be available two hours following the call for seven days and can be accessed by calling (888) 203-1112 (domestic) or (719) 457-0820 (international); passcode – 3116958.
About Asbury Automotive Group, Inc.
Asbury Automotive Group, Inc. (NYSE: ABG), a Fortune 500 company headquartered in Duluth, GA, is one of the largest automotive retailers in the U.S. In late 2020, Asbury embarked on a five-year plan to increase revenue and profitability strategically through organic and acquisitive growth as well as their innovative Clicklane digital vehicle purchasing platform, with its guest-centric approach as Asbury’s constant North Star. Asbury currently operates 154 new vehicle dealerships in 15 states, consisting of 204 franchises, representing 31 brands of vehicles, and seven stand-alone used vehicle dealerships. Asbury also operates 35 collision repair centers, an auto auction, a used vehicle wholesale business and Total Care Auto, Powered by Landcar, a leading provider of service contracts and other vehicle protection products. Asbury offers an extensive range of automotive products and services, including new and used vehicles; parts and service, which includes vehicle repair and maintenance services, replacement parts and collision repair services; and finance and insurance products, including arranging vehicle financing through third parties and aftermarket products, such as extended service contracts, guaranteed asset protection debt cancellation and prepaid maintenance.
For additional information, visit www.asburyauto.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, market conditions and projections regarding Asbury's financial position, liquidity, results of operations, market position and dealership portfolio, the expected benefits of Clicklane, and other initiatives and future business strategy, including the expected terms or timeline of currently anticipated or recently completed acquisitions or dispositions, such as the LHM acquisition, the anticipated cost savings, run-rate synergies, revenue enhancement strategies, operational improvements and other benefits of such currently anticipated or recently completed acquisitions or dispositions. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, our inability to realize the benefits expected from recently completed transactions; our inability to promptly and effectively integrate recently completed transactions and the diversion of management’s attention from ongoing business and regular business responsibilities; our inability to complete future acquisitions or divestitures and the risks resulting thereto; the impact of the ongoing COVID-19 pandemic on our industry and business, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God or other incidents and the shortage of semiconductor chips, which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges; risks associated with Asbury's indebtedness and our ability to comply with applicable covenants in our various financing agreements, or to obtain waivers of these covenants as necessary; risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, adverse results in litigation and other proceedings, and Asbury's ability to execute its strategic and operational strategies and initiatives, including its five-year strategic plan, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.
These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the U.S. Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share data)
(Unaudited)

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2021	2020
REVENUE:
New vehicle	$1,284.5	$1,225.6	$58.9	5%
Used vehicle:
Retail	865.3	564.0	301.3	53%
Wholesale	64.2	95.3	(31.1)	(33)%
Total used vehicle	929.5	659.3	270.2	41%
Parts and service	331.4	261.8	69.6	27%
Finance and insurance	109.4	87.3	22.1	25%
TOTAL REVENUE	2,654.8	2,234.0	420.8	19%
COST OF SALES:
New vehicle	1,119.6	1,142.7	(23.1)	(2)%
Used vehicle:
Retail	793.0	524.8	268.2	51%
Wholesale	59.7	94.9	(35.2)	(37)%
Total used vehicle	852.7	619.7	233.0	38%
Parts and service	136.6	99.3	37.3	38%
Finance and insurance	3.6	—	3.6	—%
TOTAL COST OF SALES	2,112.5	1,861.7	250.8	13%
GROSS PROFIT	542.3	372.3	170.0	46%
OPERATING EXPENSES:
Selling, general and administrative	295.7	228.5	67.2	29%
Depreciation and amortization	11.3	9.5	1.8	19%
Other operating (income) expense, net	(0.8)	(0.2)	(0.6)	(300)%
INCOME FROM OPERATIONS	236.1	134.5	101.6	76%
OTHER EXPENSES (INCOME):
Floor plan interest expense	1.7	3.6	(1.9)	(53)%
Other interest expense, net	50.7	15.0	35.7	238%
Gain on dealership divestitures, net	—	(3.9)	3.9	100%
Total other expenses (income), net	52.4	14.7	37.7	256%
INCOME BEFORE INCOME TAXES	183.7	119.8	63.9	53%
Income tax expense	43.2	30.7	12.5	41%
NET INCOME	$140.5	$89.1	$51.4	58%
EARNINGS PER COMMON SHARE:
Basic—
Net income	$6.47	$4.64	$1.83	39%
Diluted—
Net income	$6.44	$4.59	$1.85	40%
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	21.7	19.2	2.5
Restricted stock	0.1	0.1	—
Performance share units	—	0.1	(0.1)
Diluted	21.8	19.4	2.4

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share data)
(Unaudited)

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2021	2020
REVENUE:
New vehicle	$4,934.1	$3,767.4	$1,166.7	31%
Used vehicle:
Retail	3,055.9	1,930.0	1,125.9	58%
Wholesale	259.7	239.5	20.2	8%
Total used vehicle	3,315.6	2,169.5	1,146.1	53%
Parts and service	1,182.9	889.8	293.1	33%
Finance and insurance	405.1	305.1	100.0	33%
TOTAL REVENUE	9,837.7	7,131.8	2,705.9	38%
COST OF SALES:
New vehicle	4,443.6	3,548.9	894.7	25%
Used vehicle:
Retail	2,793.9	1,784.7	1,009.2	57%
Wholesale	233.4	228.2	5.2	2%
Total used vehicle	3,027.3	2,012.9	1,014.4	50%
Parts and service	461.0	346.6	114.4	33%
Finance and insurance	3.6	—	3.6	—%
TOTAL COST OF SALES	7,935.5	5,908.4	2,027.1	34%
GROSS PROFIT	1,902.2	1,223.4	678.8	55%
OPERATING EXPENSES:
Selling, general and administrative	1,073.9	781.9	292.0	37%
Depreciation and amortization	41.9	38.5	3.4	9%
Franchise rights impairment	—	23.0	(23.0)	(100)%
Other operating (income) expense, net	(5.4)	9.2	(14.6)	(159)%
INCOME FROM OPERATIONS	791.8	370.8	421.0	114%
OTHER EXPENSES:
Floor plan interest expense	8.2	17.7	(9.5)	(54)%
Other interest expense, net	93.9	56.7	37.2	66%
Loss on extinguishment of long-term debt, net	—	20.6	(20.6)	(100)%
Gain on dealership divestitures, net	(8.0)	(62.3)	54.3	87%
Total other expenses, net	94.1	32.7	61.4	188%
INCOME BEFORE INCOME TAXES	697.7	338.1	359.6	106%
Income tax expense	165.3	83.7	81.6	97%
NET INCOME	$532.4	$254.4	$278.0	109%
EARNINGS PER COMMON SHARE:
Basic—
Net income	$26.75	$13.25	$13.50	102%
Diluted—
Net income	$26.49	$13.18	$13.31	101%
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	19.9	19.2	0.7
Restricted stock	0.1	—	0.1
Performance share units	0.1	0.1	—
Diluted	20.1	19.3	0.8

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures-Consolidated (In millions)
(Unaudited)

	December 31, 2021	December 31, 2020	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$189.4	$1.4	$188.0	NM
New vehicle inventory (a)	206.5	640.0	(433.5)	(68)%
Used vehicle inventory (b)	402.0	188.5	213.5	113%
Parts inventory (c)	109.9	46.7	63.2	135%
Total current assets	2,051.5	1,405.7	645.8	46%
Floor plan notes payable (d)	564.5	702.2	(137.7)	(20)%
Total current liabilities	1,598.0	1,223.4	374.6	31%
CAPITALIZATION:
Long-term debt (including current portion) (e)	$3,582.6	$1,201.8	$2,380.8	198%
Shareholders' equity	2,115.5	905.5	1,210.0	134%
Total	$5,698.1	$2,107.3	$3,590.8	170%
_____________________________
NM—Not Meaningful

(a) Excluding $4.3 million of new vehicle inventory classified as Assets held for sale as of December 31, 2021
(b) Excluding $16.0 million of used vehicle inventory classified as Assets held for sale as of December 31, 2021
(c) Excluding $3.8 million of parts inventory classified as Assets held for sale as of December 31, 2021
(d) Excluding $9.1 million of Floor plan notes payable classified as Liabilities associated with assets held for sale as of December 31, 2021
(e) Excluding $8.9 million of Long-term debt classified as Liabilities associated with assets held for sale as of December 31, 2020

	December 31, 2021	September 30, 2021	December 31, 2020
Day Supply
New vehicle inventory	8	12	40
Used vehicle inventory	34	28	31
_____________________________
Days supply of inventory is calculated based on new and used inventory levels at the end of each reporting period and a 30-day historical cost of sales.

Brand Mix - New Vehicle Revenue by Brand

	For the Three Months Ended December 31,
	2021	2020
Luxury
Mercedes-Benz	12%	13%
Lexus	11%	13%
BMW	6%	6%
Acura	3%	3%
Land Rover	2%	3%
Porsche	2%	2%
Audi	1%	2%
Other luxury	6%	6%
Total luxury	43%	48%
Imports
Toyota	13%	11%
Honda	12%	13%
Nissan	4%	4%
Other imports	8%	7%
Total imports	37%	35%
Domestic
Ford	7%	6%
Dodge	5%	3%
Chevrolet	3%	4%
Jeep	3%	2%
Other domestics	2%	2%
Total domestic	20%	17%
Total New Vehicle Revenue	100%	100%

ASBURY AUTOMOTIVE GROUP, INC.
STATEMENTS OF INCOME-CONSOLIDATED (In millions)
(Unaudited)

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2021	2020
Revenue
New vehicle	$1,284.5	$1,225.6	$58.9	5%
Used vehicle:
Retail	865.3	564.0	301.3	53%
Wholesale	64.2	95.3	(31.1)	(33)%
Total used vehicle	929.5	659.3	270.2	41%
Parts and service	331.4	261.8	69.6	27%
Finance and insurance	109.4	87.3	22.1	25%
Total Revenue	2,654.8	2,234.0	420.8	19%
Gross profit
New vehicle	164.9	82.9	82.0	99%
Used vehicle:
Retail	72.3	39.2	33.1	84%
Wholesale	4.5	0.4	4.1	NM
Total used vehicle	76.8	39.6	37.2	94%
Parts and service	194.8	162.5	32.3	20%
Finance and insurance	105.8	87.3	18.5	21%
Total gross profit	542.3	372.3	170.0	46%
Operating expenses
Selling, general and administrative	295.7	228.5	67.2	29%
Operating metrics
SG&A as a percentage of gross profit	54.5%	61.4%	(690) bps
Adjusted SG&A as a percentage of gross profit	54.3%	61.4%	(710) bps
Income from operations as a percentage of revenue	8.9%	6.0%	290 bps
Income from operations as a percentage of gross profit	43.5%	36.1%	740 bps
Adjusted income from operations as a percentage of revenue	8.9%	6.0%	290 bps
Adjusted income from operations as a percentage of gross profit	43.8%	36.1%	770 bps
Revenue mix
New vehicle	48.4%	54.9%
Used vehicle retail	32.6%	25.2%
Used vehicle wholesale	2.4%	4.3%
Parts and service	12.5%	11.7%
Finance and insurance	4.1%	3.9%
Total revenue	100.0%	100.0%
Gross profit mix
New vehicle	30.4%	22.3%
Used vehicle retail	13.4%	10.6%
Used vehicle wholesale	0.8%	0.1%
Parts and service	35.9%	43.6%
Finance and insurance	19.5%	23.4%
Total gross profit	100.0%	100.0%
____________________________
NM—Not Meaningful

ASBURY AUTOMOTIVE GROUP, INC.
STATEMENTS OF INCOME-DEALERSHIPS (In millions)
(Unaudited)

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2021	2020
Revenue
New vehicle	$1,284.5	$1,225.6	$58.9	5%
Used vehicle:
Retail	865.3	564.0	301.3	53%
Wholesale	64.2	95.3	(31.1)	(33)%
Total used vehicle	929.5	659.3	270.2	41%
Parts and service	332.8	261.8	71.0	27%
Finance and insurance, net	107.0	87.3	19.7	23%
Total Revenue	2,653.8	2,234.0	419.8	19%
Gross profit
New vehicle	164.9	82.9	82.0	99%
Used vehicle:
Retail	72.3	39.2	33.1	84%
Wholesale	4.5	0.4	4.1	NM
Total used vehicle	76.8	39.6	37.2	94%
Parts and service	193.1	162.5	30.6	19%
Finance and insurance, net	107.0	87.3	19.7	23%
Total gross profit	541.8	372.3	169.5	46%
Operating expenses
Selling, general and administrative	298.7	228.5	70.2	31%
SG&A as a percentage of gross profit	55.1%	61.4%	(630) bps
_____________________________
NM—Not Meaningful

ASBURY AUTOMOTIVE GROUP, INC.
KEY OPERATING HIGHLIGHTS-DEALERSHIPS (In millions, except per unit data)
(Unaudited)

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2021	2020
Unit sales
New vehicle:
Luxury	8,080	9,751	(1,671)	(17)%
Import	13,288	14,315	(1,027)	(7)%
Domestic	4,795	4,507	288	6%
Total new vehicle	26,163	28,573	(2,410)	(8)%
Used vehicle retail	27,070	21,386	5,684	27%
Used to new ratio	103.5%	74.8%	NM
Average selling price
New vehicle	$49,096	$42,894	$6,202	14%
Used vehicle retail	31,965	26,372	5,593	21%
Average gross profit per unit
New vehicle:
Luxury	$9,196	$5,292	$3,904	74%
Import	4,749	1,202	3,547	295%
Domestic	5,735	3,128	2,607	83%
Total new vehicle	6,303	2,901	3,402	117%
Used vehicle retail	2,671	1,833	838	46%
Finance and insurance	2,010	1,747	263	15%
Front end yield (1)	6,466	4,191	2,275	54%
Gross margin
New vehicle:
Luxury	13.5%	8.8%	470 bps
Import	13.1%	3.9%	920 bps
Domestic	10.8%	6.9%	390 bps
Total new vehicle	12.8%	6.8%	600 bps
Used vehicle retail	8.4%	7.0%	140 bps
Parts and service	58.0%	62.1%	(410) bps
Total gross profit margin	20.4%	16.7%	370 bps
_____________________________
NM—Not Meaningful

(1)Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS-DEALERSHIPS (In millions)
(Unaudited)

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2021	2020
Revenue
New vehicle:
Luxury	$532.6	$579.5	$(46.9)	(8)%
Import	404.0	436.5	(32.5)	(7)%
Domestic	174.2	202.1	(27.9)	(14)%
Total new vehicle	1,110.8	1,218.1	(107.3)	(9)%
Used Vehicle:
Retail	784.8	560.4	224.4	40%
Wholesale	47.2	94.8	(47.6)	(50)%
Total used vehicle	832.0	655.2	176.8	27%
Parts and service	294.5	259.9	34.6	13%
Finance and insurance	92.4	86.9	5.5	6%
Total revenue	$2,329.7	$2,220.1	$109.6	5%
Gross profit
New vehicle:
Luxury	$72.0	$51.2	$20.8	41%
Import	52.4	17.2	35.2	205%
Domestic	18.5	13.9	4.6	33%
Total new vehicle	142.9	82.3	60.6	74%
Used Vehicle:
Retail	64.4	39.2	25.2	64%
Wholesale	3.6	0.4	3.2	NM
Total used vehicle	68.0	39.6	28.4	72%
Parts and service:
Customer pay	110.4	94.1	16.3	17%
Warranty	20.6	26.8	(6.2)	(23)%
Wholesale parts	8.6	6.4	2.2	34%
Parts and service, excluding reconditioning and preparation	139.6	127.3	12.3	10%
Reconditioning and preparation	35.0	34.1	0.9	3%
Total parts and service	174.6	161.4	13.2	8%
Finance and insurance	92.4	86.9	5.5	6%
Total gross profit	$477.9	$370.2	$107.7	29%

SG&A expense	$266.5	$227.0	$39.5	17%
SG&A expense as a percentage of gross profit	55.8%	61.3%	(550) bps
_____________________________
NM—Not Meaningful

Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS-DEALERSHIPS (Continued)
(Unaudited)

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2021	2020
Unit sales
New vehicle:
Luxury	7,852	9,675	(1,823)	(19)%
Import	11,342	14,315	(2,973)	(21)%
Domestic	3,363	4,451	(1,088)	(24)%
Total new vehicle	22,557	28,441	(5,884)	(21)%
Used vehicle retail	24,553	21,260	3,293	15%
Used to new ratio	108.8%	74.8%	NM
Average selling price
New vehicle	$49,244	$42,829	$6,415	15%
Used vehicle retail	31,964	26,359	5,605	21%
Average gross profit per unit
New vehicle:
Luxury	$9,170	$5,292	$3,878	73%
Import	4,620	1,202	3,418	284%
Domestic	5,501	3,123	2,378	76%
Total new vehicle	6,335	2,894	3,441	119%
Used vehicle retail	2,623	1,844	779	42%
Finance and insurance	1,961	1,748	213	12%
Front end yield (1)	6,362	4,193	2,169	52%
Gross margin
New vehicle:
Luxury	13.5%	8.8%	470 bps
Import	13.0%	3.9%	910 bps
Domestic	10.6%	6.9%	370 bps
Total new vehicle	12.9%	6.8%	610 bps
Used vehicle retail	8.2%	7.0%	120 bps
Parts and service:
Parts and service, excluding reconditioning and preparation	47.4%	49.0%	(160) bps
Parts and service, including reconditioning and preparation	59.3%	62.1%	(280) bps
Total gross profit margin	20.5%	16.7%	380 bps
_____________________________
NM—Not Meaningful

Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.

(1)Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
STATEMENTS OF INCOME-CONSOLIDATED (In millions)
(Unaudited)

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2021	2020
Revenue
New vehicle	$4,934.1	$3,767.4	$1,166.7	31%
Used vehicle:
Retail	3,055.9	1,930.0	1,125.9	58%
Wholesale	259.7	239.5	20.2	8%
Total used vehicle	3,315.6	2,169.5	1,146.1	53%
Parts and service	1,182.9	889.8	293.1	33%
Finance and insurance	405.1	305.1	100.0	33%
Total Revenue	9,837.7	7,131.8	2,705.9	38%
Gross profit
New vehicle	490.5	218.5	272.0	124%
Used vehicle:
Retail	262.0	145.3	116.7	80%
Wholesale	26.3	11.3	15.0	133%
Total used vehicle	288.3	156.6	131.7	84%
Parts and service	721.9	543.2	178.7	33%
Finance and insurance	401.5	305.1	96.4	32%
Total gross profit	1,902.2	1,223.4	678.8	55%
Operating expenses
Selling, general and administrative	1,073.9	781.9	292.0	37%
Operating metrics
SG&A as a percentage of gross profit	56.5%	63.9%	(740) bps
Adjusted SG&A as a percentage of gross profit	56.2%	63.8%	(760) bps
Income from operations as a percentage of revenue	8.0%	5.2%	280 bps
Income from operations as a percentage of gross profit	41.6%	30.3%	1,130 bps
Adjusted income from operations as a percentage of revenue	8.1%	5.7%	240 bps
Adjusted income from operations as a percentage of gross profit	41.7%	33.1%	860 bps
Revenue mix
New vehicle	50.2%	52.8%
Used vehicle retail	31.1%	27.0%
Used vehicle wholesale	2.6%	3.4%
Parts and service	12.0%	12.5%
Finance and insurance	4.1%	4.3%
Total revenue	100.0%	100.0%
Gross profit mix
New vehicle	25.8%	17.9%
Used vehicle retail	13.7%	11.9%
Used vehicle wholesale	1.4%	0.9%
Parts and service	38.0%	44.4%
Finance and insurance	21.1%	24.9%
Total gross profit	100.0%	100.0%

ASBURY AUTOMOTIVE GROUP, INC.
STATEMENTS OF INCOME-DEALERSHIPS (In millions)
(Unaudited)

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2021	2020
Revenue
New vehicle	$4,934.1	$3,767.4	$1,166.7	31%
Used vehicle:
Retail	3,055.9	1,930.0	1,125.9	58%
Wholesale	259.7	239.5	20.2	8%
Total used vehicle	3,315.6	2,169.5	1,146.1	53%
Parts and service	1,184.3	889.8	294.5	33%
Finance and insurance, net	402.7	305.1	97.6	32%
Total Revenue	9,836.7	7,131.8	2,704.9	38%
Gross profit
New vehicle	490.5	218.5	272.0	124%
Used vehicle:
Retail	262.0	145.3	116.7	80%
Wholesale	26.3	11.3	15.0	133%
Total used vehicle	288.3	156.6	131.7	84%
Parts and service	720.2	543.2	177.0	33%
Finance and insurance, net	402.7	305.1	97.6	32%
Total gross profit	1,901.7	1,223.4	678.3	55%
Operating expenses
Selling, general and administrative	1,076.9	781.9	295.0	38%
SG&A as a percentage of gross profit	56.6%	63.9%	(730) bps

ASBURY AUTOMOTIVE GROUP, INC.
KEY OPERATING HIGHLIGHTS-DEALERSHIPS (In millions, except per unit data)
(Unaudited)

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2021	2020
Unit sales
New vehicle:
Luxury	34,648	25,259	9,389	37%
Import	58,413	52,201	6,212	12%
Domestic	16,849	17,705	(856)	(5)%
Total new vehicle	109,910	95,165	14,745	15%
Used vehicle retail	105,206	80,537	24,669	31%
Used to new ratio	95.7%	84.6%	NM
Average selling price
New vehicle	$44,892	$39,588	$5,304	13%
Used vehicle retail	29,047	23,964	5,083	21%
Average gross profit per unit
New vehicle:
Luxury	$6,959	$4,501	$2,458	55%
Import	3,001	1,144	1,857	162%
Domestic	4,398	2,547	1,851	73%
Total new vehicle	4,463	2,296	2,167	94%
Used vehicle retail	2,490	1,804	686	38%
Finance and insurance	1,872	1,736	136	8%
Front end yield (1)	5,370	3,807	1,563	41%
Gross margin
New vehicle:
Luxury	11.0%	7.8%	320 bps
Import	9.1%	3.9%	520 bps
Domestic	9.1%	5.9%	320 bps
Total new vehicle	9.9%	5.8%	410 bps
Used vehicle retail	8.6%	7.5%	110 bps
Parts and service	60.8%	61.0%	(20) bps
Total gross profit margin	19.3%	17.2%	210 bps
_____________________________
NM—Not Meaningful

(1)Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS-DEALERSHIPS (In millions)
(Unaudited)

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2021	2020
Revenue
New vehicle:
Luxury	$1,597.4	$1,409.3	$188.1	13%
Import	1,847.6	1,534.8	312.8	20%
Domestic	730.2	734.8	(4.6)	(1)%
Total new vehicle	4,175.2	3,678.9	496.3	13%
Used Vehicle:
Retail	2,621.9	1,872.1	749.8	40%
Wholesale	175.1	235.2	(60.1)	(26)%
Total used vehicle	2,797.0	2,107.3	689.7	33%
Parts and service	994.5	867.8	126.7	15%
Finance and insurance	364.0	299.1	64.9	22%
Total revenue	$8,330.7	$6,953.1	$1,377.6	20%
Gross profit
New vehicle:
Luxury	$175.2	$110.6	$64.6	58%
Import	163.8	59.4	104.4	176%
Domestic	64.8	43.2	21.6	50%
Total new vehicle	403.8	213.2	190.6	89%
Used Vehicle:
Retail	226.5	141.9	84.6	60%
Wholesale	18.9	11.4	7.5	66%
Total used vehicle	245.4	153.3	92.1	60%
Parts and service:
Customer pay	363.0	303.2	59.8	20%
Warranty	78.4	90.2	(11.8)	(13)%
Wholesale parts	28.7	21.6	7.1	33%
Parts and service, excluding reconditioning and preparation	470.1	415.0	55.1	13%
Reconditioning and preparation	135.8	114.7	21.1	18%
Total parts and service	605.9	529.7	76.2	14%
Finance and insurance	364.0	299.1	64.9	22%
Total gross profit	$1,619.1	$1,195.3	$423.8	35%

SG&A expense	$931.2	$762.9	$168.3	22%
SG&A expense as a percentage of gross profit	57.5%	63.8%	(630) bps
_____________________________
Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS-DEALERSHIPS (Continued)
(Unaudited)

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2021	2020
Unit sales
New vehicle:
Luxury	25,647	24,526	1,121	5%
Import	56,227	51,698	4,529	9%
Domestic	15,316	17,009	(1,693)	(10)%
Total new vehicle	97,190	93,233	3,957	4%
Used vehicle retail	93,803	78,144	15,659	20%
Used to new ratio	96.5%	83.8%	NM
Average selling price
New vehicle	$42,959	$39,459	$3,500	9%
Used vehicle retail	27,951	23,957	3,994	17%
Average gross profit per unit
New vehicle:
Luxury	$6,831	$4,510	$2,321	51%
Import	2,913	1,149	1,764	154%
Domestic	4,231	2,540	1,691	67%
Total new vehicle	4,155	2,287	1,868	82%
Used vehicle retail	2,415	1,816	599	33%
Finance and insurance	1,906	1,745	161	9%
Front end yield (1)	5,206	3,817	1,389	36%
Gross margin
New vehicle:
Luxury	11.0%	7.8%	320 bps
Import	8.9%	3.9%	500 bps
Domestic	8.9%	5.9%	300 bps
Total new vehicle	9.7%	5.8%	390 bps
Used vehicle retail	8.6%	7.6%	100 bps
Parts and service:
Parts and service, excluding reconditioning and preparation	47.3%	47.8%	(50) bps
Parts and service, including reconditioning and preparation	60.9%	61.0%	(10) bps
Total gross profit margin	19.4%	17.2%	220 bps
_____________________________
NM—Not Meaningful

Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.

(1)Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP INC.
Supplemental Disclosures
(Unaudited)

Non-GAAP Financial Disclosure and Reconciliation

In addition to evaluating the financial condition and results of our operations in accordance with GAAP, from time to time management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, and profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering certain alternative financial measures not prepared in accordance with GAAP. These measures include "Pro forma adjusted leverage ratio," "Adjusted income from operations," "Adjusted net income," " Adjusted operating margins," and "Adjusted diluted earnings per share ("EPS")." Further, management assesses the organic growth of our revenue and gross profit on a same store basis. We believe that our assessment on a same store basis represents an important indicator of comparative financial performance and provides relevant information to assess our performance at our existing locations. Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not be comparable to similarly titled measures used by other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with GAAP. Management cautions investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. In their evaluation of results from time to time, management excludes items that do not arise directly from core operations, or are otherwise of an unusual or non-recurring nature. Because these non-core, unusual or non-recurring charges and gains materially affect Asbury's financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Management discloses these non-GAAP measures, and the related reconciliations, because it believes investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance.

The following tables provide reconciliations for our non-GAAP metrics:

	For the Twelve Months Ended
	December 31, 2021	September 30, 2021
	(Dollars in millions)
Adjusted leverage ratio:
Long-term debt (including current portion)	$3,582.6	$1,371.0
Cash and floor plan offset	(272.9)	(377.4)
TCA restricted cash	127.3	—
Availability under our used vehicle revolving floor plan facility	(20.6)	(160.0)
Adjusted long-term net debt	$3,416.4	$833.6

Calculation of earnings before interest, taxes, depreciation and amortization ("EBITDA"):
Net Income	$532.4	$481.0

Depreciation and amortization	41.9	40.1
Income tax expense	165.3	153.0
Swap and other interest expense	94.5	58.4
Earnings before interest, taxes, depreciation and amortization ("EBITDA")	$834.1	$732.5

Non-core items - expense (income):
Gain on dealership divestitures	$(8.0)	$(11.9)
Legal settlements	(3.5)	(3.5)
Gain on sale of real estate	(1.9)	(1.9)
Professional fees associated with acquisitions	4.9	3.5
Real estate-related charges	2.1	2.1
Total non-core items	(6.4)	(11.7)

Adjusted EBITDA	$827.7	$720.8

Pro forma impact of acquisition and divestitures on EBITDA	$440.4	$—
Pro forma Adjusted EBITDA	$1,268.1	$720.8

Pro forma Adjusted net leverage ratio	2.7	1.2

	For the Three Months Ended December 31,
	2021	2020
	(In millions, except per share data)
Adjusted income from operations:
Income from operations	$236.1	$134.5
Professional fees associated with acquisitions	1.4	—
Adjusted income from operations	$237.5	$134.5

Adjusted operating margin:
Total revenue	$2,654.8	$2,234.0
Operating margin	8.9%	6.0%
Adjusted operating margin	8.9%	6.0%

Adjusted net income:
Net income	$140.5	$89.1

Non-core items - (income) expense:
Bridge commitment fee	27.5	—
Professional fees associated with acquisitions	1.4	—
Gain on dealership divestiture	—	(3.9)
Income tax effect on non-core items above	(6.8)	1.0
Total non-core items	22.1	(2.9)
Adjusted net income	$162.6	$86.2

Adjusted diluted earnings per share (EPS):
Diluted EPS	$6.44	$4.59

Total non-core items	1.02	(0.15)
Adjusted diluted EPS	$7.46	$4.44

Weighted average common shares outstanding - diluted	21.8	19.4

Adjusted selling, general, and administrative expense:
Selling, general, and administrative expense	$295.7	$228.5
Professional fees associated with acquisitions	(1.4)	—
Adjusted selling, general, and administrative expense:	$294.3	$228.5

Adjusted selling, general, and administrative expense as a percentage of gross profit:
Total gross profit	$542.3	$372.3
Selling, general, and administrative expense as a percentage of gross profit	54.5%	61.4%
Adjusted selling, general, and administrative expense as a percentage of gross profit	54.3%	61.4%

	For the Twelve Months Ended December 31,
	2021	2020
	(In millions, except per share data)
Adjusted income from operations:
Income from operations	$791.8	$370.8
Legal settlements	(3.5)	(2.1)
Gain on sale of real estate	(1.9)	(0.3)
Real estate-related charges	2.1	0.7
Professional fees associated with acquisitions	4.9	1.3
Park Place related costs	—	11.6
Franchise rights impairment	—	23.0
Adjusted income from operations	$793.4	$405.0

Adjusted operating margin:
Total revenue	$9,837.7	$7,131.8
Operating margin	8.0%	5.2%
Adjusted operating margin	8.1%	5.7%

Adjusted net income:
Net income	$532.4	$254.4

Non-core items - (income) expense:
Gain on dealership divestitures	(8.0)	(62.3)
Legal settlements	(3.5)	(2.1)
Gain on sale of real estate	(1.9)	(0.3)
Bridge commitment fee	27.5	—
Professional fees associated with acquisitions	4.9	1.3
Real estate related charges	2.1	0.7
Park Place related costs	—	11.6
Loss on extinguishment of debt	—	20.7
Franchise rights impairment	—	23.0
Income tax effect on non-core items above	(5.0)	1.9
Total non-core items	16.1	(5.5)
Adjusted net income	$548.5	$248.9

Adjusted diluted earnings per share (EPS):
Diluted EPS	$26.49	$13.18

Total non-core items	0.80	(0.28)
Adjusted diluted EPS	$27.29	$12.90

Weighted average common shares outstanding - diluted	20.1	19.3

Adjusted Selling, general, and administrative expense:
Selling, general, and administrative expense	$1,073.9	$781.9
Professional fees associated with acquisitions	(4.9)	(1.3)
Adjusted Selling, general, and administrative expense:	$1,069.0	$780.6

Adjusted selling, general, and administrative expense as a percentage of gross profit:
Total gross profit	$1,902.2	$1,223.4
Selling, general, and administrative expense as a percentage of gross profit	56.5%	63.9%
Adjusted selling, general, and administrative expense as a percentage of gross profit	56.2%	63.8%